Exhibit-23.1

                             Pinkham & Pinkham, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                         Report of Independent Auditors

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2000 appearing in the incorporated by reference Annual Report on Form 10-KSB of The Tirex Corporation for the year ended June 30, 2000.



                          /s/ PINKHAM & PINKHAM, P.C.
                          -----------------------------
                          Pinkham & Pinkham, P.C.
                          Certified Public Accountants

March 8, 2001
Cranford, New Jersey



514 Centennial Avenue, Cranford, N.J. 07016 Tel.: 908-653-1710 Fax: 908-653-1713